Exhibit 99.2

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Interim Condensed Combined Unaudited Financial Statements

For the Nine Months Ended September 30, 2021

Contents

Condensed Combined Unaudited Balance Sheet	2

Condensed Combined Unaudited Statement of Operations	3

Condensed Combined Unaudited Statement of Changes in Net Parent Investment	4

Condensed Combined Unaudited Statement of Cash Flows	5

Notes to Condensed Combined Unaudited Financial Statements	6

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Condensed Combined Unaudited Balance Sheet

As of September 30, 2021
Assets	(in thousands)
Current assets:
Cash and cash equivalents	$13,085
Accounts receivable, net	17,871
Inventories, net	47,864
Contract assets	10,577
Other current assets	3,562

Total current assets	92,959

Noncurrent assets:
Property, plant and equipment, net	13,436
Operating lease right-of-use assets	5,199
Other non-current assets	4,200

Total noncurrent assets	22,835

Total assets	$115,794

Liabilities and equity
Current liabilities:
Accounts payable	$13,394
Operating lease liabilities	829
Other current liabilities	3,113

Total current liabilities	17,336

Non-current liabilities:
Operating lease liabilities	4,818
Deferred tax liability	658
Other non-current liabilities	1,017

Total non-current liabilities	6,493

Total liabilities	23,829

Commitments and contingencies (Note 8)
Net parent investment	91,965

Total liabilities and net parent investment	$115,794

See notes to Condensed Combined Unaudited Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Condensed Combined Unaudited Statement of Operations

Nine Months Ended September 30, 2021

(in thousands)
Net revenues	$110,481
Cost of goods sold	82,144

Gross profit	28,337
Operating expenses
Selling and marketing expenses	4,100
Research and development expenses	1,498
General and administrative expenses	4,204
Other operating expenses, net	417

Total operating expenses	10,219

Operating income	18,118
Other income (expense)
Financial income and (expense), net	(334)

Income before income taxes	17,784
Income tax expense	(3,246)

Net income	$14,538

See notes to Condensed Combined Unaudited Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Condensed Combined Unaudited Statement of Changes in Net Parent Investment

Net Parent Investment
(in thousands)
Balance at December 31, 2020	$78,382
Net income	14,538
Net transfer to parent	(955)

Balance at September 30, 2021	$91,965

See notes to Condensed Combined Unaudited Financial Statements.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Condensed Combined Unaudited Statement of Cash Flows

Nine Months Ended September 30, 2021
Operating activities	(in thousands)
Net income	$14,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,352
Amortization of operating lease right-of-use assets	692
Changes in:
Accounts receivable	(13,857)
Inventories	(14,275)
Contract assets	(1,864)
Other current and non-current assets	(2,625)
Accounts payable	4,864
Lease liability	(346)
Other current and non-current liabilities	(92)

Net cash used in operating activities	$(11,613)

Investing activities
Purchases of property, plant and equipment	(2,563)

Net cash used in investing activities	$(2,563)

Financing activities
Net transfer to parent	(955)

Net cash used in financing activities	$(955)

Net decrease in cash, cash equivalents and restricted cash	(15,131)
Cash, cash equivalents and restricted cash, beginning of period	28,216

Cash, cash equivalents and restricted cash, end of period	$13,085

Non-cash items related to investing activities
Property, plant and equipment additions included in trade payables	$147

See notes to Condensed Combined Unaudited Financial Statements

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Note 1 - Basis of Presentation

Description of Business

The accompanying condensed combined financial statements present the combined assets, liabilities, revenue and expenses of the HCS-Electronic Materials business (“HCS,” the “HCS Business” or the “Company”), which represents an operating facility of H.C. Starck Inc., USA (“H.C. Starck Inc.”). The HCS Business consists of the H.C. Starck Inc. operating plant in Newton, Massachusetts that was acquired by Materion Corporation (“Materion”), effective November 1, 2021 in accordance with the terms of the Share Purchase Agreement (“SPA”) executed on September 19, 2021 between Materion and H.C. Starck Group GmbH, HCST Hungary Holding Vagyonkezelo Korlatolt Felelossegu Tarsasag, & Opus Holdco S.A.R.L. (“H.C. Starck Group”). Prior to the closing of the acquisition, H.C. Starck Inc. executed an internal reorganization in which H.C. Starck Solutions (“H.C. Solutions”) was created as the shareholder of H.C. Starck Inc., with ultimate ownership by the H.C. Starck Group. All other operating facilities that were unrelated to the Newton plant as well as any debt with affiliates were excluded from H.C. Starck Inc. and transferred to subsidiaries of H.C. Solutions. Materion then purchased all outstanding shares of H.C. Starck Inc. from H.C. Solutions on November 1, 2021.

The HCS Business is an industry-leading electronic materials business, located in Newton, Massachusetts. HCS utilizes proprietary technology and extensive material science know-how to deliver tantalum- and niobium-based premium products for the semiconductor, industrial, and aerospace & defense markets. The Company includes one manufacturing facility in the United States of America (“U.S.”) along with operational employees at the facility primarily responsible for production and serving customers, and certain support function employees engaged in non-production business activities.

Basis of Financial Statement Presentation

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted, in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In management’s opinion, these interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary to fairly state the HCS Business’ results for the periods presented in conformity with U.S. GAAP applicable to interim periods.

These condensed combined financial statements should be read in conjunction with the combined financial statements and related notes for the year ended December 31, 2020 of the Company. The results for interim period are not necessarily indicative of future or annual results.

The accompanying condensed combined financial statements have been prepared in accordance with U.S. GAAP from the condensed consolidated unaudited financial statements and accounting records of H.C. Starck Inc. and are presented on a standalone basis as if the operations of the HCS Business had been conducted independently from H.C. Starck Inc. These condensed combined financial statements have been prepared solely to demonstrate its historical result of operations, balance sheet, and cash flows for the indicated period under H.C. Starck Inc. management. As the HCS Business has not operated as a separate legal or standalone entity, and there is no direct ownership of the HCS Business by any shareholder or legal entity of H.C. Starck Inc. other than at the consolidated level, a net parent investment is shown in lieu of shareholder equity in the condensed combined balance sheet of the HCS Business to reflect the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholder interest in the HCS Business. This information is further reflected in the condensed combined statement of changes in net parent investment to show the change in this balance within the period

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

presented. Further, earnings per share data has not been presented in the condensed combined financial statements of the HCS Business as it does not operate as a separate legal entity with its own capital structure. All intercompany balances and transactions within the HCS Business have been eliminated. Transactions and balances between the HCS Business and its affiliates are reflected as related party transactions as disclosed in Note 6, Related Party Transactions. The HCS-Electronic Materials business has historically operated as a part of H.C. Starck Inc; consequently, stand-alone financial statements have not been historically prepared for the HCS-Electronic Materials business.

The condensed combined statements of operations of the HCS Business includes all revenues and costs directly attributable to the HCS Business. In addition, certain shared corporate expenses related to the HCS Business have been allocated from H.C. Starck Inc. The HCS Business receives services and support functions from H.C. Starck Inc. and is dependent upon H.C. Starck Inc.’s ability to perform these services and functions. The costs associated with these services and support functions have been allocated to the HCS Business using the most meaningful respective allocation methodologies, which were primarily based on proportionate sales, headcount, and other measures of the HCS Business. These allocated costs primarily include, but are not limited to, research and development expenses, corporate administrative expenses, employee related costs for shared corporate employees and usage fees of shared assets of the functional groups such as sales, finance, marketing, human resources, information technology and legal.

The assets and liabilities related to the HCS Business are specifically identifiable and have been attributed to the HCS condensed combined financial statements based upon the assets and liabilities that are expected to be transferred pursuant the SPA.

H.C. Starck Inc. uses a centralized approach to cash management. In accordance with the Share Purchase Agreement, the bank accounts and cash balances of the HCS Business were transferred as part of the transaction. Accordingly, as the acquired business is the legal owner of the associated bank accounts these amounts have been included in as cash and cash equivalents on the condensed combined balance sheet of the accompanying condensed combined financial statements of the HCS Business.

As described in Note 4, Income Taxes, current and deferred income taxes and related tax expenses have been determined based on the stand-alone results of the HCS Business by applying Accounting Standards Codification (“ASC”) 740, Income Taxes, issued by the Financial Accounting Standards Board (“FASB”), to the HCS Business operations in each jurisdiction as if it were a separate taxpayer. The tax amounts determined from the stand-alone results of the HCS Business are not necessarily representative of the amounts that would have been reflected in the condensed combined financial statements had the HCS Business been an entity that operated independently of H.C. Starck Inc.

The HCS Business believes the assumptions and allocations underlying the condensed combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocation have been determined on a basis considered by H.C. Starck Inc. to be a reasonable reflection of the utilization of services provided to or the benefit received by the HCS Business during the period presented relative to the total costs incurred by H.C. Starck Inc. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the condensed combined financial statements had the HCS Business been an entity that operated independently of H.C. Starck Inc. Actual costs that would have been incurred if the HCS Business had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decision making made in various areas, such as information technology and infrastructure. Consequently, future results of operations of the HCS Business will include costs and expenses that may be materially different from the historical results of operations, balance sheet, and cash flows. Accordingly, the condensed combined financial statements included herein are not indicative of the future results of operations, balance sheet, and cash flows.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Use of Estimates

The preparation of the condensed combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make policy elections, estimates and assumptions that affect the amounts reported in the condensed combined financial statements and accompanying notes. These policy elections, estimates, and assumptions are based on the Company’s best estimates and judgements. The Company evaluates their policy elections, estimates, and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Significant estimates affecting amounts reported in the condensed combined financial statements relate to contract assets and income taxes. The Company believes these estimates to be reasonable given the current facts available. Market volatility increases the uncertainty inherent in the estimates and assumptions.

In March 2020, the World Health Organization characterized a novel strain of the coronavirus, known as COVID-19, as a pandemic. The duration of the COVID-19 pandemic and the long-term impacts on the economy are uncertain and could impact the Company’s estimates.

Net Parent Investment

The Company’s equity on the condensed combined balance sheet represents H.C. Starck Inc.’s net investment in the HCS Business and is presented as net parent investment in lieu of shareholder equity. The net parent investment account includes assets and liabilities that are maintained by H.C. Starck Inc. on behalf of the HCS Business such as accrued liabilities related to corporate allocations, including administrative expenses for sales, finance, marketing, human resources, information technology and legal.

All transactions reflected in the net parent investment in the accompanying condensed combined balance sheet have been considered cash receipts and payments for the purpose of the condensed combined statement of cash flows and are reflected in financing activities in the accompanying condensed combined statement of cash flows.

Note 2 - Significant Accounting Policies

The significant accounting policies for the HCS Business are described in Note 2, Significant Accounting Policies in the combined financial statements and related notes for the year ended December 31, 2020 and included below.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, other short-term highly liquid investments with original maturities of three months or less and restricted cash. Restricted cash results from contracts with customers as well as import bonds. The amount of restricted cash related to the HCS Business as of September 30, 2021 was $400 thousand.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less allowance for doubtful accounts and do not bear interest. Payment terms and conditions vary by contract but are generally between 30 and 60 days.

An allowance for doubtful accounts is maintained for the expected losses resulting from the inability of customers to pay amounts due. The allowance is based upon identified delinquent accounts, customer payment patterns, and other analyses of historical data and trends. Historically, the Company has experienced an insignificant amount of uncollected accounts receivable. As such, the Company has estimated the allowance for bad debt is not material as of September 30, 2021.

H.C. Starck Inc. has implemented a credit insurance program with a risk management company. This program establishes insured credit limits for certain H.C. Starck Inc. customers in the event of nonpayment. The insured minimum is $65 thousand per customer credit limit and the insured percentage is 90%.

Under a factoring arrangement, the Company, sells certain receivables to Sterling National Bank (“Sterling”). The agreement calls for Sterling to advance up to 90% of the net face value of accounts receivable balances that are eligible for the credit insurance program. The Company records the remaining 10% as other current assets within the condensed combined balance sheet. Under the terms of the factoring arrangement, the Company has a limited obligation to repurchase accounts receivables sold to Sterling. As of September 30, 2021, the interest rate was the sum of prime, plus 0.25%. The Company had an outstanding principal balance on the facility of $7,207 thousand as of September 30, 2021 and recognized interest expense during the nine months ended September 30, 2021 of $300 thousand, which was recorded in financial income and (expense), net in the condensed combined statement of operations.

During the nine months ended September 30, 2021, the Company sold accounts receivables and received cash proceeds of $81,128 thousand. The fair value of sold receivables approximated their book value due to their short-term nature. As of September 30, 2021, the Company derecognized $8,217 thousand of accounts receivable and the remaining balance due from Sterling was $1,010 thousand. The Company estimated that the fair value of its servicing responsibilities was not material.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the FIFO method for raw materials, work in progress and finished products, and the weighted average cost formula for resale products. The cost of finished goods and work in progress comprises raw materials, direct labor, other direct costs, related production overheads based on normal operating capacity and allocable administrative costs. It excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Land is not depreciated. Depreciation is calculated using the straight-line method over their estimated useful economic life as follows:

Building and improvements	10 to 45 years
Machinery and equipment	5 to 30 years
Furniture, fixtures and other equipment	3 to 10 years

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within the condensed combined statement of operations. There were no material disposals in the nine months ended September 30, 2021.

Long-lived asset impairment

The HCS Business performs impairment tests of long-lived assets, including property and equipment, whenever an event occurs, or circumstances change that indicate that the carrying value may not be recoverable or the useful life of the asset has changed. Upon indications of impairment, assets and liabilities are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If such undiscounted cash flows indicate that the carrying value of the asset group is not recoverable, impairment losses are measured by comparing the estimated fair value of the asset group to its carrying amount. The HCS Business did not record any impairment expense for the nine months ended September 30, 2021.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. The HCS Business leases buildings, automobiles and other equipment. Lease contracts are typically entered into for fixed periods of 1 to 5 years. Contracts may contain both lease and non-lease components. The Company has elected to apply the lease practical expedient to combine lease and non-lease components for all classes of assets and made an accounting policy election to not recognize right-of-use assets and lease liabilities for leases with terms of 12 months or less.

The HCS Business determines whether a contract is or contains a lease at contract inception based on the presence of identified assets and the Company’s right to obtain substantially all of the economic benefit from and to direct the use of such assets. The Company performs the initial classification and measurement of its right-of-use (“ROU”) assets and lease liabilities at the lease commencement date and thereafter if modified.

The Company measures its ROU assets and lease liabilities at the lease commencement date based on the present value of the remaining lease payments. Lease ROU assets also include any lease pre-payments made at or before the lease commencement date, are reduced by any lease incentives, and are increased for any initial direct costs.

Lease payments include:

●	fixed payments (including in-substance fixed payments), less any lease incentives receivable
●	variable lease payments that are based on an index or a rate, initially measured using the index or rate as at the commencement date
●	amounts expected to be payable by the Company under residual value guarantees
●	the exercise price of a purchase option if the Company is reasonably certain to exercise that option, and
●	payments of penalties for terminating the lease, if the lease term reflects the Company exercising that option.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Lease payments to be made under reasonably certain extension options are also included in the determination of lease payments. The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Company, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the ROU asset in a similar economic environment with similar terms, security and conditions.

For operating leases, lease expense is recorded on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use asset which is calculated as the difference between the straight-line expense and the interest expense on the lease liability for a given period.

Accounts payable

Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are presented as current liabilities unless payment is not due within 12 months after the reporting period.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers when its customers obtain control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s revenue is derived primarily from transactions with third parties in the semi-conductor, industrial and aerospace & defense markets. The Company’s customers are primarily located in the continental United States, Europe and China. To determine revenue recognition for the arrangements that are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is the amount of consideration the Company expects to receive in exchange for transferring goods or services to a customer. The transaction price can be a fixed amount, a variable amount, or both. Variable amounts include returns, rebates and discounts which are estimated at the time of the transaction.

The majority of the HCS Business’ sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer as is defined by the shipping terms of the agreements. The Company recognizes revenue over time when (or as) the entity satisfies a performance obligation by transferring a promised good to the customer. Each customer purchase order or contract sets forth the transaction price for goods transferred under the arrangement and represents a single performance obligation for which revenue is recognized at either a point in time or over-time. The Company recognizes revenue upon completion of manufacturing and storing a product, if (i) a customer-specific good with no alternative use has been created and (ii) the Company has an enforceable right to payment for the product. Revenue is recognized at the amount the Company has the right to invoice for these arrangements.

The majority of the contracts with customers are fixed price contracts without variable consideration, under which the Company acts as principal. Revenue is measured at the fixed transaction price agreed under the contracts with customers, reduced by variable consideration. Variable considerations might occur in the

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

form of contractually defined discounts for early payment and penalties for late payment. The Company includes the amount of variable consideration estimated in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. As the contracts in general include only a single performance obligation, the transaction price is fully allocated to that single performance obligation. Some contracts may include multiple performance obligations. In this case, the transaction price is allocated to each performance obligation based on relative stand-alone selling prices. Revenue for performance obligations that do not create an asset with an alternative use to the Company, and where the Company has an enforceable right to payment for the performance completed to date, are recognized over time. Revenue for those performance obligations is realized using an input-based method for measuring the progress towards satisfaction of the performance obligation, to an amount equivalent to the cost of services already rendered plus a margin. A contract asset is generated as the Company completes its performance obligation over time.

Amounts billed to customers for shipping and handling activities to fulfill the Company’s promise to transfer the goods are included in revenues and costs incurred by the Company for the delivery of goods and are classified as cost of sales in the condensed combined statement of operations. Shipping terms may vary for products shipped outside the United States depending on the mode of transportation, the country where the material is shipped, and any agreements made with the customers.

Disaggregation of revenue

The Company disaggregated revenue from contracts with customers by geographical areas and end market users. The disaggregated revenue tables are shown below for the nine months ended September 30, 2021.

The following table provides information about disaggregated revenue by major geographical region:

Nine Months Ended September 30, 2021

(in thousands)
Americas	$32,451
Asia	69,643
Europe, Middle East, Africa	8,387

Total	$110,481

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

The following table provides information about disaggregated revenue end market:

Nine Months Ended September 30, 2021

(in thousands)
Aerospace and Defense	$9,111
Industrial	13,655
Semiconductor	86,581
Other	1,134

Total	$110,481

Contract assets and liabilities

A contract asset is the entity’s right to consideration in exchange for goods or services that the entity has transferred to the customer. A contract asset becomes a receivable when the entity’s right to consideration is unconditional, which is when only the passage of time is required before payment of the consideration is due. Contract assets are classified as current. The company recorded a contract asset of $10,577 thousand as of September 30, 2021.

Contract liabilities are recognized if the customer’s payment of consideration precedes the Company’s performance. The company had no contract liabilities as of September 30, 2021.

Contract assets and liabilities are reported on a net basis at the contract level, depending on the contracts position at the end of each reporting period.

Concentrations of risk

The Company had certain customers whose revenue or accounts receivable balances individually represented 10% or more of the Company’s total revenue or accounts receivable balances, respectively. As of September 30, 2021, accounts receivables due from those four HCS Business customers represented 70% of total accounts receivable. For the year ended September 30, 2021, revenues from those two HCS Business customers represented 60% of net revenues. No other individual customers constituted greater than 10% of accounts receivables or net revenues.

Research and development expenses

The HCS Business incurs costs for research and development of products to generate sales and also the development of new or improved processes to reduce the cost of sales. Total research and development expenses were $1,498 thousand for the nine months ended September 30, 2021, of which $199 thousand were directly identified as relating to the HCS Business and $1,299 thousand were allocated to the HCS Business based on a percentage of sales. Research and development expenses are recorded in the condensed combined statement of operations.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Employee benefits

Employees of the HCS Business participate in a defined contribution benefit plan sponsored by H.C. Starck Inc. Total contributions related to the plan are charged to expense and for the nine months ended September 30, 2021 were $1,264 thousand. Approximately $893 thousand of these costs were directly identifiable to the HCS Business and $371 thousand were allocated to the HCS Business based on headcount and a percentage of sales. These costs are reflected in the condensed combined statement of operations as a component of cost of goods sold and operating expenses.

Income taxes

The HCS Business does not currently exist as a separate legal entity. Its operations are included in the consolidated U.S. federal income tax return and certain unitary or combined state income tax returns and foreign income tax returns of H.C. Starck Inc. Income taxes as presented herein include current and deferred income taxes of the HCS Business allocated to the Company’s stand-alone carve-out financial statements. The income tax provision was prepared following the “Separate Return Method” and in a manner consistent with the asset and liability method prescribed by ASC Topic 740, Income Taxes. The Separate Return Method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.

Taxable income or loss of the Company was included in H.C. Starck Inc.’s U.S. based consolidated federal income tax return and applicable state returns. Deferred income taxes have been provided for temporary differences between financial reporting basis and tax carrying amounts of the Company’s assets and liabilities. These differences create taxable or tax-deductible amounts in future periods. A valuation allowance is recorded to reduce the carrying amount of deferred tax assets unless it is more likely than not that such assets will be realized. Interest and penalties, if any, on uncertain tax positions are recorded in income tax expense. See Note 4, Income Taxes for additional information.

Fair value estimates

The Company reports the financial instruments that are measured in the condensed combined balance sheet at fair value requiring the disclosure of fair value measurements by level of the following fair value measurement hierarchy:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities accessible by the HCS Business at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices)

Level 3: Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs)

There were no financial instruments traded in active markets at the balance sheet date.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Recently adopted accounting standards

In December 2019, the FASB issued ASU 2019-12 to simplify the accounting in ASC 740, Income Taxes. This guidance removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to equity in the period of adoption. This ASU was effective beginning in the first quarter of 2021 and the adoption of this ASU did not have a significant impact on the HCS Business’ condensed combined financial statements and related disclosures.

Recently issued accounting standards not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASU introduces a new current expected credit losses model, which applies to financial assets and certain other instruments that are not measured at fair value through net income subject to credit losses and measured at amortized cost, including held-to-maturity securities and certain off-balance sheet credit exposures. The amendments in this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of this ASU is not expected to have a significant impact on the HCS Business’ condensed combined financial statements and related disclosures

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Except as discussed elsewhere in the notes to the condensed combined financial statements, the Company did not adopt any new accounting pronouncements during the nine months ended September 30, 2021.

Note 3 - Property, Plant and Equipment

At September 30, 2021, property, plant and equipment consist of the following:

As of September 30, 2021

(in thousands)

Land	$1,734

Buildings and improvements	18,282

Machinery and equipment	69,241

Furniture, fixtures and other equipment	772

Construction in progress	1,624

Total	91,653

Accumulated depreciation	(78,217)

Property, plant and equipment, net	$13,436

Depreciation expense, which is recorded on the condensed combined financial statements within cost of goods sold and research and development depending on the nature of the asset being depreciated, was $1,352 thousand for the nine months ended September 30, 2021.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Note 4 - Income Taxes

To calculate its interim income tax provision, the Company records taxes based on an overall estimated annual effective tax rate calculation. The effective tax rate on continuing operations was 18.3% for the nine months ended September 30, 2021. The effective tax rate differs from the statutory U.S. federal tax rate of 21% due primarily to the impacts of state and local taxes and the deduction for foreign derived intangible income. The change in effective tax rate for the nine months ended September 30, 2021 as compared to the same period last year is driven by the impact of certain tax deductions and credits on higher net earnings in the current period.

As of September 30, 2021, the Company had no unrecognized tax benefits under the separate return approach; changes to the HCS Business’ unrecognized tax benefits did not, and for the full year of 2021 are not expected to, have a significant impact on the Company’s financial position or results of operations.

There are currently no federal or state income tax audits in progress associated with the Company. H.C. Starck Inc. is subject to taxation in the United States and various state jurisdictions. As of September 30, 2021, H.C. Starck Inc. is open for examination by tax authorities for tax year 2017 and later.

Note 5 - Inventories, net

Inventories, net is recorded at net realizable value, which is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Inventories, net in the condensed combined balance sheet as of September 30, 2021 are summarized as follows:

As of September 30, 2021

(in thousands)

Raw materials and supplies	$14,900

Work in process	31,766

Finished goods	1,198

Inventories, net	$47,864

Note 6 - Related-Party Transactions

H.C. Starck Inc. and its subsidiaries provide a variety of corporate services to the HCS Business, such as sales, finance, marketing, research and development, human resources, information technology and legal. These expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder being allocated based on sales, employee headcount or other measures that management believes are consistent and reasonable.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Operating expenses of the HCS Business included the following allocated amounts:

Nine Months Ended September 30, 2021
(in thousands)
Selling and marketing expenses	$3,706
Research and development expenses	1,299
General and administrative expenses	4,204
Other operating expenses, net	120

Total	$9,329

Although it is not practical to estimate what such costs would have been if it had operated as a separate entity, the HCS Business considers such allocations to have been made on a reasonable basis.

Net transactions with H.C. Starck Inc. on the condensed combined statement of changes in net parent investment reflect changes in the net parent investment for all transactions between H.C. Starck Inc. and the HCS Business, including direct and allocated charges and service charges from related parties.

In the normal course of business, the Company receives and sells inventory with the H.C. Starck Group, which are affiliated entities under common ownership. As a result of these related party transactions, the Company recorded $2,201 thousand of revenue related to sales with related parties that are included in the revenue in the condensed combined statement of operations. Additionally, the Company had outstanding related party receivables of $1,467 thousand and related party payables of $201 thousand as of September 30, 2021. These amounts were included in the accounts receivable, net and accounts payable on the condensed combined balance sheet.

Note 7 - Leases

The HCS Business has operating leases primarily for buildings, automobiles and equipment. These lease contracts have remaining contractual terms up to 5 years. See Note 2, Significant Accounting Policies, for the Company’s lease accounting policy.

The components of lease expense consist primarily of $777 thousand operating lease costs for the nine months ended September 30, 2021. The Company’s variable lease costs and short-term lease costs are not material to the Company’s operations.

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Supplemental balance sheet information related to the Company’s operating leases:

As of September 30, 2021

(in thousands)

Operating lease assets, net	$5,199

Operating lease liabilities (current)	829

Operating lease liabilities (non-current)	4,818

Weighted average remaining lease term	4.7

Weighted average discount rate	7.6%

Cash flows arising from the lease transactions specifically identified to the HCS Business were:

Nine Months ended September 30, 2021

(in thousands)

Cash paid for amounts included in the measurement of lease liabilities:

Operating cash outflows – payments on operating leases	$(506)

Lease assets obtained in exchange for new lease obligations:

Operating leases	$3,618

Future minimum lease payments for leases specifically identified to the Company as of September 30, 2021 were:

As of September 30, 2021

(in thousands)

2021	$305

2022	1,205

2023	1,344

2024	1,511

2025	1,572

Thereafter	802

Total future undiscounted lease payments	6,739

Less imputed interest	1,092

Total lease liability	$5,647

HCS-Electronic Materials

(A Carve-Out Business of H.C. Starck Inc., USA)

Notes to the Condensed Unaudited Combined Financial Statements

Note 8 – Commitments and Contingencies

The Company enters into various contracts with suppliers in the conduct of the normal course of its business. As of September 30, 2021, the Company had $8,642 thousand of purchase commitments for inventory.

The Company also has open project commitments related to capital expenditures of $1,236 thousand as of September 30, 2021.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through January 14, 2022, the date the condensed combined financial statements were available to be issued. The Company has determined that there are no subsequent events that would require disclosure in or adjustment to the accompanying condensed combined financial statements that have not already been properly recognized or disclosed within Note 1.